EXHIBIT 99.1

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, Ga., April 23, 2015 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $1,253,000, or $0.15 per diluted share for the first quarter of 2015 compared to $814,000, or $0.10 per diluted share for the comparable 2014 period. This marked improvement of 53.93 percent in net income from the comparable year ago period was primarily driven by an increase in noninterest income and a reduction in noninterest expense. "While we had significant improvement in earnings, we also are pleased to report continued asset quality improvement. Total non-performing assets were $26.77 million at March 31, 2015 which is a reduction of 6.88 percent from the prior quarter end and 31.65 percent from the year ago period. Substandard assets to tier one capital plus loan loss reserve now stands at 29.93 percent – down from the prior year end level of 32.39 percent," said Ed Loomis, President and Chief Executive Officer. "Of significance during the quarter was a spurt in loan activity as total loans increased to $753.24 million at March 31, 2015 compared to $745.73 million at December 31, 2014. We remain optimistic that the economic stabilization underway will allow solid loan growth in 2015."

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as "well-capitalized" by regulatory benchmarks. At March 31, 2015, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 11.14 percent, 16.28 percent and 17.34 percent, respectively, compared to 11.18 percent, 16.78 percent  and 17.95 percent, respectively, at December 31, 2014 and to 10.62 percent, 16.09 percent and 17.34 percent, respectively, at March 31, 2014. Effective January 1, 2015, new regulatory regulations (commonly referred to as Basel III capital regulation) required new risk-weighting of certain assets and an additional capital ratio to be calculated. The common equity tier one capital ratio at March 31, 2015 of 9.76 percent exceeded the minimum requirement of 4.50 percent.   The Company's capital ratios were all in excess of regulatory minimums required to be classified as "well-capitalized".

Net Interest Margin

During the first quarter of 2015, the Company reported net interest income of $9.20 million and a net interest margin of 3.43 percent compared to $9.19 million and 3.47 percent, respectively, for the comparable year ago period.  Though the low interest rate environment continues to be challenging for the banking industry, the Company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance and balance sheet restructuring. Shifting on the balance sheet from lower yielding overnight funds and bonds into loans will be beneficial in margin improvement over the course of 2015.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $40.52 million at March 31, 2015 compared to $43.29 million and $54.12 million, respectively, at December 31, 2014 and March 31, 2014. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 29.93%, 32.39% and 38.40%, respectively, at March 31, 2015, December 31, 2014 and March 31, 2014.   Non-performing assets decreased from the previous quarter end to $26.77 million or 3.50 percent of total loans and other real estate owned as of March 31, 2015. This compares to $28.74 million or 3.80 percent and $39.16 million or 5.21 percent, respectively, as of December 31, 2014 and March 31, 2014.   With continued economic stabilization, we anticipate continued improvement in our substandard assets.

Other real estate ("OREO") totaled $11.98 million at March 31, 2015 compared to $10.40 million and $14.23 million, respectively, at December 31, 2014 and March 31, 2014. The increase during the quarter was primarily the result of Colony finally being successful after almost four years in bankruptcy court of gaining control of real estate pledged on a nonperforming loan. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the first quarter of 2015 net charge-offs were $788 thousand, or 0.11 percent of average loans as compared to net charge-offs of $423 thousand, or 0.06 percent of average loans in first quarter 2014. The loan loss reserve was $8.38 million on March 31, 2015, or 1.11 percent of total loans compared to $8.80 million, or 1.18 percent on December 31, 2014 and to $11.71 million, or 1.59 percent on March 31, 2014. Loan loss reserve methodology resulted in three months ended March 31, 2015 provision for loan losses of $362 thousand compared to $327 thousand for the comparable 2014 period.  Management believes that the 2015 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at March 31, 2015.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for three months ended March 31, 2015 was $2.21 million compared to $2.06 million in the comparable 2014 period, or an increase of 7.27 percent. The significant increase was debit card interchange fees and ATM fees increasing $85 thousand, or 15.54 percent. Also, mortgage fee income increased $46 thousand, or 68.66 percent.  Offsetting the increases was service charge fee income on deposit accounts decreasing $80 thousand, or 7.50 percent.

Noninterest Expense

Total noninterest expense decreased in the comparable periods as noninterest expense for three months ended March 31, 2015 was $8.29 million compared to $8.87 million for the comparable 2014 period, or a decrease of 6.54 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $204 thousand in three months ended March 31, 2015 compared to $955 thousand in the comparable 2014 period, or a decrease of 78.64 percent. Salaries and employee benefit expenses remained relatively flat with an increase of 1.27 percent. Occupancy expenses decreased to $0.99 million in the three twelve month period ended March 31, 2015 compared to $1.02 million in the comparable 2014 period, or a decrease of 2.65 percent.   Other noninterest expense decreased to $2.83 million compared to $3.43 million, or a decrease of 17.73 percent. While much of this reduction relates to the credit-related expense noted above, the Company also had a significant reduction in telephone expense which decreased $69 thousand, or 28.16 percent from the year ago period. Implementation of VOIP telephone system was a recent initiative that should continue to reap benefits on-going. Another initiative is the promotion of e-statements versus mailing out statements which resulted in a reduction of $16 thousand in postage expense from the year ago period, or a reduction of 18.60 percent.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	03/31/2015	03/31/2014	03/31/2015	03/31/2014
Net Interest Income	$9,202	$9,194	$9,202	$9,194
Provision for Loan Losses	362	327	362	327
Non-interest Income	2,212	2,062	2,212	2,062
Non-interest Expense	8,286	8,866	8,286	8,866
Income Taxes	883	606	883	606
Net Income	1,883	1,457	1,883	1,457
Preferred Stock Dividend	630	643	630	643
Net Income Available to Common Shareholders	1,253	814	1,253	814

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	03/31/2015	03/31/2014	03/31/2015	03/31/2014
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.15	$0.10	$0.15	$0.10
Earnings Per Diluted Share (b)	$0.15	$0.10	$0.15	$0.10
Common Book Value Per Share	$8.81	$7.62	$8.81	$7.62
Tangible Common Book Value Per Share	$8.79	$7.60	$8.79	$7.60

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	03/31/2015	03/31/2014	03/31/2015	03/31/2014
Net Interest Margin (a)	3.43%	3.47%	3.43%	3.47%
Return on Average Assets (b)	0.44%	0.29%	0.44%	0.29%
Return on Average Total Equity (b)	4.98%	3.55%	4.98%	3.55%
Efficiency (c)	72.45%	78.56%	72.45%	78.56%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	03/31/2015	03/31/2014
Total Assets	$1,156,711	$1,141,836
Loans, Net of Reserves	744,866	726,125
Allowance for Loan Losses	8,377	11,710
Intangible Assets	143	179
Deposits	985,856	976,854
Common Shareholders' Equity	74,363	64,348
Common Equity to Total Assets	6.43%	5.64%
Total Equity	102,363	92,348
Total Equity to Total Assets	8.85%	8.09%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	03/31/2015	03/31/2014	03/31/2015	03/31/2014
Total Assets	$1,150,662	$1,133,529	$1,150,662	$1,133,529
Loans, Net of Reserves	743,457	728,640	743,457	728,640
Deposits	979,141	969,439	979,141	969,439
Common Shareholders' Equity	72,627	63,661	72,627	63,661
Total Equity	100,627	91,661	100,627	91,661

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	03/31/2015	03/31/2014	03/31/2015	03/31/2014
Nonperforming Loans	$14,787	$24,935	$14,787	$24,935
Nonperforming Assets	26,766	39,162	26,766	39,162
Substandard Assets	40,524	54,124	40,524	54,124
Net Loan Chg-offs (Recoveries)	788	423	788	423
Reserve for Loan Loss to Total Loans	1.11%	1.59%	1.11%	1.59%
Reserve for Loan Loss to Non- performing Loans	56.65%	46.96%	56.65%	46.96%
Reserve for Loan Loss to Non-performing Assets	31.30%	29.90%	31.30%	29.90%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.11%	0.06%	0.11%	0.06%
Nonperforming Loans to Total Loans	1.96%	3.38%	1.96%	3.38%
Nonperforming Assets to Total Assets	2.31%	3.43%	2.31%	3.43%
Nonperforming Assets to Total Loans And Other Real Estate	3.50%	5.21%	3.50%	5.21%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	29.93%	38.40%	29.93%	38.40%

Quarterly Comparative Data (in thousands, except per share data)
	1Q2015	4Q2014	3Q2014	2Q2014	1Q2014

Assets	$1,156,711	$1,146,898	$1,114,414	$1,118,382	$1,141,836
Loans	744,866	736,930	733,139	724,939	726,125
Deposits	985,856	979,304	941,200	948,269	976,854
Common Shareholders' Equity	74,363	71,027	68,272	67,210	64,348
Total Equity	102,363	99,027	96,272	95,210	92,348
Net Income	1,883	1,978	2,081	2,016	1,457
Net Income Available to Common Shareholders	1,253	1,310	1,384	1,335	814
Net Income Per Share	0.15	0.16	0.16	0.16	0.10

Key Performance Ratios	1Q2015	4Q2014	3Q2014	2Q2014	1Q2014
Return on Average Assets (1)	0.44%	0.46%	0.49%	0.47%	0.29%
Return on Average Total Equity (1)	4.98%	5.37%	5.78%	5.69%	3.55%
Common Equity to Total Assets	6.43%	6.18%	6.13%	6.01%	5.64%
Total Equity to Total Assets	8.85%	8.62%	8.64%	8.51%	8.09%
Net Interest Margin	3.43%	3.59%	3.73%	3.61%	3.47%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$20,407	$24,473	$20,592
Federal Funds Sold	--	20,132	18,183
	20,407	44,605	38,775
Interest-Bearing Deposits	42,312	21,206	22,401
Investment Securities
Available for Sale, at Fair Value	279,139	274,594	278,957
Held for Maturity, at Cost (Fair Value of $31, $30 and $38 as of Mar. 31, 2015, Dec. 31, 2014, and Mar. 31, 2014, Respectively)	31	30	38
	279,170	274,624	278,995
Federal Home Loan Bank Stock, at Cost	2,731	2,831	2,831
Loans	753,634	746,094	738,194
Allowance for Loan Losses	(8,377)	(8,802)	(11,710)
Unearned Interest and Fees	(391)	(362)	(359)
	744,866	736,930	726,125
Premises and Equipment	24,745	24,960	24,637
Other Real Estate	11,979	10,402	14,227
Other Intangible Assets	143	152	179
Other Assets	30,358	31,188	33,666
Total Assets	$1,156,711	$1,146,898	$1,141,836

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$128,584	$128,340	$119,984
Interest-Bearing	857,272	850,963	856,870
	985,856	979,303	976,854
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	40,000	40,000
	64,229	64,229	64,229

Other Liabilities	4,263	4,339	8,405

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	28,000	28,000	28,000
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Mar. 31, 2015, Dec. 31, 2014 and Mar. 31, 2014, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	39,542	38,288	34,259
Accumulated Other Comprehensive Loss, Net of Tax	(2,763)	(4,845)	(7,495)
	102,363	99,027	92,348
Total Liabilities and Stockholders' Equity	$1,156,711	$1,146,898	$1,141,836

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Three Months Ended
	03/31/2015	03/31/2014	03/31/2015	03/31/2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,709	$9,689	$9,709	$9,689
Federal Funds Sold	15	9	15	9
Deposits with Other Banks	17	13	17	13
Investment Securities
U. S. Government Agencies	1,070	1,184	1,070	1,184
State, County and Municipal	25	28	25	28
Dividends on Other Investments	30	30	30	30
	10,866	10,953	10,866	10,953
Interest Expense
Deposits	1,219	1,321	1,219	1,321
Borrowed Money	445	438	445	438
	1,664	1,759	1,664	1,759
Net Interest Income	9,202	9,194	9,202	9,194
Provision for Loan Losses	362	327	362	327
Net Interest Income After Provision for Loan Losses	8,840	8,867	8,840	8,867

Noninterest Income
Service Charges on Deposits	987	1,067	987	1,067
Other Service Charges, Commissions and Fees	662	581	662	581
Mortgage Fee Income	113	67	113	67
Securities Gains (Losses)	3	--	3	--
Other	447	347	447	347
	2,212	2,062	2,212	2,062
Noninterest Expense
Salaries and Employee Benefits	4,468	4,412	4,468	4,412
Occupancy and Equipment	993	1,020	993	1,020
Other	2,825	3,434	2,825	3,434
	8,286	8,866	8,286	8,866

Income Before Income Taxes	2,766	2,063	2,766	2,063
Income Taxes	883	606	883	606
Net Income	1,883	1,457	1,883	1457

Preferred Stock Dividends	630	643	630	643

Net Income Available to Common Shareholders	$1,253	$814	$1,253	$814
Net Income Per Share of Common Stock
Basic	$0.15	$0.10	$0.15	$0.10
Diluted	$0.15	$0.10	$0.15	$0.10
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258

CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6000 (Ext 6002)